UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 657-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On March 10, 2010, Registrant issued a press release announcing its unaudited results of operations and financial condition for and as of, the twelve month period ended December 31, 2009. The press release is attached as Exhibit No. 99 and incorporated herein by reference.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Registrant’s management reviewed and discussed with BKD, LLP, the Registrant’s independent registered public accounting firm, the advisability of restating the interim financial statements filed as part of its Form 10-Q for the Quarters Ending June 30, 2009 and September 30, 2009. These officers with the concurrence of the audit committee concluded on March 9, 2010 that it is advisable for the Corporation to restate these interim financial statements for the periods ending June 30, 2009 and September 30, 2009 to be consistent with the Call Reports for the same periods. The Registrant’s interim financial results for the periods ended June 30, 2009 and September 30, 2009 will be restated to revise the estimated fair value of its investment in certain collateralized debt obligations classified as held-to-maturity securities and increase the amount of other-than-temporary impairment recognized thereon based on additional information that the Registrant has become aware of and taking into account certain guidance of the Federal Deposit Insurance Corp and Ohio Department of Financial Institutions. The Registrant is completing its determination of the corrected financial statements, and will amend the applicable Form 10-Q Quarterly Reports, prior to filing the Registrant’s 2009 annual financial statements on Form 10-K on or about March 30, 2010.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

99	Press Release dated March 10, 2010 announcing Registrant’s results of operations and financial condition, for and as of the fiscal period ended December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2010	DCB FINANCIAL CORP
	By:	/s/ Jeffrey T. Benton
Jeffrey T. Benton
President and CEO

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99	Press Release dated March 10, 2010 announcing Registrant’s results of operations and financial condition, for and as of the fiscal period ended December 31, 2009.